Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-216812 on Form S-8 of our reports dated May 15, 2024, relating to the financial statements of Canada Goose Holdings Inc. (the “Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended March 31, 2024.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants

Toronto, Canada
May 16, 2024